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                                                                    EXHIBIT 11.1

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

PRIMARY                                                                              1995       1996       1997
---------------------------------------------------------------------------------  ---------  ---------  ---------
Earnings:
  Income before extraordinary gain...............................................  $  27,070  $  31,350  $  23,302
  Extraordinary gain on repurchase of debentures.................................         --         --        690
                                                                                   ---------  ---------  ---------
    Net income...................................................................  $  27,070  $  31,350  $  23,992
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Shares:
  Weighted average number of common shares outstanding...........................     17,735     19,825     20,888
  Weighted average options using the treasury stock method.......................      1,033      1,008        617
                                                                                   ---------  ---------  ---------
                                                                                      18,768     20,833     21,505
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Primary earnings per share:
  Income before extraordinary gain...............................................  $    1.44  $    1.50  $    1.08
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Net income.....................................................................  $    1.44  $    1.50  $    1.12
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

FULLY DILUTED
--------------------------------------------------------------------------------------------
Earnings:
  Income before extraordinary gain...............................................  $  27,070  $  31,350  $  23,302
  Extraordinary gain on repurchase of debentures.................................         --         --        690
                                                                                   ---------  ---------  ---------
    Net income...................................................................  $  27,070  $  31,350  $  23,992
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Shares:
  Weighted average number of common shares outstanding...........................     17,735     19,825     20,888
  Weighted average options using the treasury stock method.......................      2,059      1,083        749
  Number of common equivalent shares assuming conversion of convertible
    securities (1)...............................................................         --         --         --
                                                                                   ---------  ---------  ---------
                                                                                      19,794     20,908     21,637
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Fully diluted earnings per share:
  Income before extraordinary gain...............................................  $    1.37  $    1.50  $    1.08
                                                                                   ---------  ---------  ---------
  Net income.....................................................................  $    1.37  $    1.50  $    1.11
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

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(1) The assumed exercise of these common stock equivalents was excluded as it was anti-dilutive or had no material impact on the earnings per share calculation.